Exhibit 10.12

NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT

WILLDAN GROUP, INC.

AMENDED AND RESTATED 2008 PERFORMANCE INCENTIVE PLAN

Name of Grantee:	[•]

Target Number of Performance -Based Restricted
Stock Units:	[•] target number of Performance-Based Restricted Stock Units (the “Performance-Based Restricted Stock Units”)

Date of Grant:	[•]

Vesting:

In general, and with limited exceptions set forth below, (1) fifty percent (50%) of the target number of Performance-Based Restricted Stock Units (the “EPS Target Units”) are subject to vesting based on the Corporation’s EPS (as defined below) growth as of the end of each applicable Performance Period, and (2) fifty percent (50%) of the target number of Performance-Based Restricted Stock Units (the “Adjusted EBITDA Target Units”) are subject to vesting based on the Corporation’s EBITDA (as defined below) growth as of the end of each applicable Performance Period. The actual number of Performance-Based Restricted Stock Units that become earned and vested for any Performance Period may range from 0% to 250% of the target number of Performance-Based Restricted Stock Units eligible to vest during the Performance Period, based on actual performance during the applicable Performance Period. The vesting requirements, and the limited exceptions, are set forth in more detail below. Reference to a “Performance Period” herein shall mean the [•], [•], [•], or [•] calendar year, as applicable.

EPS Vesting Condition. Subject to earlier termination as provided herein and in the Terms and Conditions of Performance-Based Restricted Stock Unit Award, twenty-five percent (25%) of your EPS Target Units are subject to a vesting requirement based on the Corporation’s EPS achieved for each Performance Period as of the close of each Performance Period (the number of EPS Target Units related to each Performance Period shall be referred to herein as the “EPS Target Units”).

For purposes of this Award Agreement, “EPS” means the Corporation’s trailing three years numerical average diluted earnings per share for the applicable Performance Period as determined in accordance with GAAP, before stock compensation expense net of tax, plus or minus the effect of any extraordinary item or extraordinary transaction. The [•] Performance Period EPS shall be the average of [•], [•] and [•].

The EPS performance goals and the percentage of the EPS Target Units eligible to become earned and vested with respect to the Performance Periods are set forth in the table below:

Performance	EPS Growth Rate Calculated Based on Trailing Three Years Numerical Average	% of EPS Target Units Eligible to Become Earned and Vested
Threshold	<[•]%	0%
Target	[•]%	100%
Maximum	[•]%	250%

Adjusted EBITDA Vesting Condition.    Subject to earlier termination as provided herein and in the Terms and Conditions of Performance-Based Restricted Stock Unit Award, twenty-five percent (25%) of your Adjusted EBITDA Target Units are subject to a vesting requirement based on the Corporation’s Adjusted EBITDA achieved for each Performance Period as of the close of each Performance Period (the number of Adjusted EBITDA Target Units related to each Performance Period shall be referred to herein as the “Adjusted EBITDA Target Units”).

For purposes of this Award Agreement, “Adjusted EBITDA” means the Corporation’s net income (loss) for the applicable Performance Period as determined in accordance with GAAP, plus (1) interest expense (income) and interest accretion, (2) income tax expense (benefit), (3) stock-based compensation expense, (4) depreciation and amortization, and (5) plus or minus the effect of any extraordinary item or extraordinary transaction.  The baseline for this calculation shall be the [•]’s forecast of $[•].

The Adjusted EBITDA performance goals and the percentage of the Adjusted EBITDA Target Units eligible to become earned and vested with respect to each Performance Periods are set forth in the table below:

Performance	Adjusted EBITDA Annual Growth Rate from Baseline	% of Adjusted EBITDA Target Units Eligible to Become Earned and Vested
Threshold	<[•]%	0%
Target	[•]%	100%
Maximum	[•]%	250%

Except as described below, the EPS Target Units and Adjusted EBITDA Target Units eligible to vest in respect of each Performance Period shall terminate if the achieved EPS or Adjusted EBITDA amount, as applicable, for the applicable Performance Period is below the threshold amount listed in the tables above.  With respect to each Performance Period, if the Corporation achieves an EPS or Adjusted EBITDA amount between the amounts listed in the tables above, the percentage of the EPS Target Units or the Adjusted EBITDA Target Units, as applicable, that will become earned and vested will be interpolated on a straight-line basis between the closest two percentages listed in the tables above.  The maximum percentage of the EPS Target Units or the Adjusted EBITDA Target Units, as applicable, that may become earned and vested for any Performance Period is the maximum percentage listed in the table above.  Any of the Performance-Based Restricted Stock Units that do not become earned and vested at the end of each Performance Period based on the Corporation’s EPS or Adjusted EBITDA achieved for the Performance Period will automatically terminate without consideration at the end of such Performance Period.  For the avoidance of doubt, the performance results for each Performance Period shall be measured independently of each other Performance Period, and no Performance-Based Restricted Stock Units shall be eligible to become earned and vested based on cumulative performance results over multiple Performance Periods.

The Performance-Based Restricted Stock Units are not intended as Performance-Based Awards as defined in the Plan, and shall not be subject to any of the requirements in the Plan that apply to Performance-Based Awards.

Example.  In order to illustrate the calculation of earned and vested Performance-Based Restricted Stock Units using the tables above, assume the following: (i) you were granted 2,000 target Performance-Based Restricted Stock Units (1,000 EPS Target Units and 1,000 Adjusted EBITDA Target Units), (ii) the EPS growth rate for the [•] Performance Period is [•]% as shown below, and (iii) the Adjusted EBITDA growth rate for the [•] Performance Period is [•]%.

For the [•] Performance Period, (i) [•] Performance-Based Restricted Stock Units subject to EPS performance metrics will be earned and vested ([•] EPS Target Units * average 3-year EPS growth rate that results in 250% achieved interpolated EPS performance level.  The EPS growth rate in [•] = [•]%, in [•] = [•]%, and in [•] = [•]%, thus the three year numerical growth rate average = [•]%.  Accordingly, [•] EPS Target Units * 250% performance level = [•] Performance-Based Restricted Stock Units.) and (ii) [•] Performance-Based Restricted Stock Units subject to Adjusted EBITDA performance metrics will be earned and vested ([•] Adjusted EBITDA Target Units * 175% achieved interpolated Adjusted EBITDA performance level).

Change in Control.  If a Change in Control occurs after the Date of Grant and prior to the end of any Performance Period, on the date of the consummation of such Change in Control, the number of Performance-Based Restricted Stock Units that shall be eligible to vest (the “Contingently Vested Units”) shall be calculated as follows: (i) with respect to the pending Performance Period in-progress at the time of the Change in Control, the greater of (with the EPS Target Units and Adjusted EBITDA Target Units being evaluated separately and not in the aggregate) (A) the target number of EPS Target Units or Adjusted EBITDA Target Units associated with such Performance Period and (B) the number of EPS Target Units or Adjusted EBITDA Target Units that become earned based on actual performance (assuming the last day of such Performance Period is the date of the consummation of such Change in Control, with the Administrator to make such appropriate pro-rating adjustments to the performance metrics as shall be necessary to reflect the shortened Performance Period), plus (ii) with respect to any Performance Period(s) remaining that have not commenced, the greater of (with the EPS Target Units and Adjusted EBITDA Target Units being evaluated separately and not in the aggregate) (X) the target number of EPS Target Units or Adjusted EBITDA Target

Units associated with such Performance Period(s) and (Y) the average number (measured as a percentage of target) of EPS Target Units or Adjusted EBITDA Target Units that have become earned based on actual performance for all Performance Periods that have been completed (and are not in-progress) as of the date of the Change in Control.  Any Performance-Based Restricted Stock Units that are not Contingently Vested Units as of the date of the consummation of such Change in Control shall automatically terminate without consideration as of such date.

The Contingently Vested Units shall become earned and vested on the first anniversary date of the consummation of such Change in Control, subject to your continued employment or service with the Corporation or its Subsidiaries (or any successor thereto) through such date; provided, however, that if your employment or service is terminated (i) by the Corporation or any of its Subsidiaries (or any successor thereto) without Cause, (ii) by you for Good Reason, or (iii) due to your death or Disability, in each case, prior to such first anniversary of the Change in Control, the Contingently Vested Units shall become earned and vested on such termination date. Any Contingently Vested Units that do not vest pursuant to the preceding sentence shall automatically terminate without consideration on such termination date.

For purposes of this Award Agreement, a “Change in Control” of the Corporation shall be deemed to have occurred if a consummation of any of the following events occurs:

(i)          Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation (an “Acquiring Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33 1/3% of the then outstanding voting stock of the Corporation;

(ii)         Consummation of a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Corporation or surviving entity outstanding immediately after such merger or consolidation;

(iii)       Consummation of a sale or other disposition by the Corporation of all or substantially all of the Corporation’s assets;

(iv)        During any period of two (2) consecutive years (beginning on or after the Date of Grant), individuals who at the beginning of such period constitute the Board and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, no longer constitute a majority of the Board;

provided, however, in no event shall any acquisition of securities, a change in the composition of the Board or a merger or other consolidation pursuant to a plan of reorganization under chapter 11 of the Bankruptcy Code with respect to the Corporation, or a liquidation under the Bankruptcy Code, constitute a Change in Control. In addition, a Change in Control shall not be deemed to have occurred in the event of a sale or conveyance in which the Corporation continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Corporation, or any transaction undertaken for the purpose of reincorporating the Corporation under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Corporation’s capital stock.

For purposes of this Award Agreement, “Cause” shall have the meaning set forth in your employment agreement, offer letter or similar agreement with the Corporation or a Subsidiary, and if you do not have such an agreement or “Cause” is not defined therein, “Cause” shall mean (i) you are convicted of a felony, (ii) you engage in any fraudulent or other dishonest act to the detriment of the Corporation, (iii) you fail to report for work on a regular basis, except for periods of authorized absence or bona fide illness, (iv) you misappropriate trade secrets, customer lists, or other proprietary information belonging to the Corporation, or (v) you engage in any willful misconduct designed to harm the Corporation or its shareholders.

For purposes of this Award Agreement, “Good Reason” shall have the meaning set forth in your employment agreement, offer letter or similar agreement with the Corporation or a Subsidiary, and if you do not have such an agreement or “Good Reason” is not defined therein, “Good Reason” shall mean your resignation within 180 days following (1) a reduction in your annual base salary or target annual incentive opportunity, or (2) a relocation of your primary place of business for the performance of your duties to a location which is more than fifty (50) miles from its prior location, or (3) a material breach by the Corporation or a Subsidiary of any agreement with the Corporation or a Subsidiary to which you are a party, provided that none of the events described in the foregoing clauses shall constitute Good Reason unless you have notified the Corporation in writing describing the events that constitute Good Reason within 60 days following the first occurrence of such events and then only if the Corporation fails to cure such events within thirty (30) days after its receipt of such written notice.

For purposes of this Award Agreement, “Disability” shall have the meaning set forth in your employment agreement, offer letter or similar agreement with the Corporation or a Subsidiary, and if you do not have such an agreement, or “Disability” is not defined therein, “Disability” shall mean a physical or mental impairment which, as reasonably determined by the Administrator, renders you unable to perform the essential functions of your employment or service with the Corporation or its Subsidiaries (or a successor thereto), even with reasonable accommodation that does not impose an undue hardship on the Corporation or its Subsidiaries (or a successor thereto), for more than 180 days in any 12-month period, unless a longer period is required by federal or state law, in which case that longer period would apply.

Certain Terminations of Employment or Services.  If your employment or service with the Corporation or its Subsidiaries terminates prior to the end of any Performance Period and the consummation of a Change in Control due to your death or Disability, then the number of Performance-Based Restricted Stock Units that shall become earned and vested shall be as follows: (i) with respect to the pending Performance Period in-progress at the time of your death or Disability, the greater of (with the EPS Target Units and Adjusted EBITDA Target Units being evaluated separately and not in the aggregate) (A) the target number of EPS Target Units or Adjusted EBITDA Target Units associated with such Performance Period and (B) the number of EPS Target Units or Adjusted EBITDA Target Units that become earned based on actual performance for the entire Performance Period (including any shortened Performance Period resulting from a Change in Control), plus (ii) with respect to any Performance Period(s) remaining that have not commenced, the target number of Performance-Based Restricted Stock Units associated with such remaining Performance Period(s).  Any Performance-Based Restricted Stock Units that do not vest pursuant to the preceding sentence shall automatically terminate without consideration effective as of such termination date.

For the avoidance of doubt, (i) if the termination of your employment or services occurs other than in the circumstances and the periods set forth above, you will not be entitled to any vesting pursuant to this Award Agreement, and (ii) except as set forth above, no additional portion of the Award will become earned and vested based on performance after a termination of employment.

Continued Service Vesting Condition.  Except as provided above in connection with a Change in Control and/or certain terminations of your employment or services, the Performance-Based Restricted Stock Units will become earned and vested only if you are employed by or providing services to the Corporation or its Subsidiaries on the last day of the Performance Period.  If your employment or service terminates for any reason other than described above prior to the applicable vesting date provided for above, the Performance-Based Restricted Stock Units shall terminate in accordance with the Terms and Conditions of Performance-Based Restricted Stock Unit Award.

In the event of any inconsistencies between the terms of this Agreement and the terms of any other documents, the terms of this Agreement will control.

By signing your name below, you accept this Performance-Based Restricted Stock Unit award and acknowledge and agree that the units are granted under and governed by the terms and conditions of the Willdan Group, Inc. Amended and Restated 2008 Performance Incentive Plan (the “Plan”) and the Terms and Conditions of Performance-Based Restricted Stock Unit Award, both of which are hereby made a part of this document.

“GRANTEE”	WILLDAN GROUP, INC.,
a Delaware corporation

Signature	By:
Its:

TERMS AND CONDITIONS OF PERFORMANCE-BASED

RESTRICTED STOCK UNIT AWARD

WILLDAN GROUP, INC.

AMENDED AND RESTATED 2008 PERFORMANCE INCENTIVE PLAN

1.         Grant of Performance-Based Restricted Stock Units.

(a)         Award.  These Terms and Conditions of Performance-Based Restricted Stock Unit Award (these “Terms”) apply to a particular restricted stock unit award (the “Award”) that is incorporated by reference in the Notice of Performance-Based Restricted Stock Unit Grant  (the “Grant Notice”) corresponding to that particular grant.  The recipient of the Award identified in the Grant Notice is referred to as the “Grantee.”  The effective date of grant of the Award as set forth in the Grant Notice is referred to as the “Date of Grant.”  The Award was granted under and subject to the Willdan Group, Inc. Amended and Restated 2008 Performance Incentive Plan (the “Plan”).  The number of shares covered by the Award are subject to adjustment under Section 7.1 of the Plan.  Capitalized terms used in the Grant Notice or these Terms are defined in the Plan if not otherwise defined in the Grant Notice or these Terms.  The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee.  The Grant Notice and these Terms are collectively referred to as the “Award Agreement” applicable to the Award.

(b)         Performance-Based Restricted Stock Units.  As used herein, a “Performance-Based Restricted Stock Unit” is a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent in value to one outstanding share of Common Stock of the Corporation.  The Performance-Based Restricted Stock Units shall be used solely as a device for the determination of any payment to eventually be made to the Grantee if and when such Performance-Based Restricted Stock Units vest and become earned pursuant to Section 2.  The Performance-Based Restricted Stock Units create no fiduciary duty to the Grantee and shall create only a contractual obligation on the part of the Corporation to make payments, subject to vesting and the other terms and conditions hereof, as provided in Section 6 below.  The Performance-Based Restricted Stock Units shall not be treated as property or as a trust fund of any kind.  No assets have been secured or set aside by the Corporation with respect to the Award and, if amounts become payable to the Grantee pursuant to this Award Agreement, the Grantee’s rights with respect to such amounts shall be no greater than the rights of any general unsecured creditor of the Corporation.

2.         Vesting.  As set forth in the Grant Notice, this Award shall vest and become earned in percentage installments, subject to earlier termination or acceleration and subject to adjustment as provided herein and in the Plan.  The Award may be subject to time and/or performance-based vesting conditions, as set forth in the Grant Notice.  Continued employment will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights or benefits in connection with the end of a performance period to the extent the related performance condition(s) are not satisfied.

3.         Continuance of Employment/Service Required; No Employment/Service Commitment.  The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 7 below or under the Plan.

Nothing contained in this Award Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee under any written employment agreement, offer letter or similar agreement with the Corporation or a Subsidiary.

4.         Dividend and Voting Rights.

(a)         Limitations on Rights Associated with Units.  The Grantee shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 4(b) hereof) and no voting rights with respect to the Performance-Based Restricted Stock Units or any shares of Common Stock issuable in respect of such Performance-Based Restricted Stock Units, until shares of Common Stock are actually issued to and held of record by the Grantee.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate evidencing the shares.

(b)         Dividend Equivalent Reinvestment.  As of each date that the Corporation pays an ordinary cash dividend on its outstanding Common Stock for which the related record date occurs after the Date of Grant and prior to the date all Performance-Based Restricted Stock Units subject to the Award have either been paid or have terminated, the Corporation shall credit the Grantee with an additional number of Performance-Based Restricted Stock Units equal to (a) the amount of the ordinary cash dividend paid by the Corporation on a single share of Common Stock on that date, multiplied by (b) the number of Performance-Based Restricted Stock Units subject to the Award outstanding and unpaid as of such record date (including any Performance-Based Restricted Stock Units previously credited under this Section 4(b) and with such total number subject to adjustment pursuant to Section 7.1 of the Plan), divided by (c) the closing price of a share of Common Stock on that date.  Any Performance-Based Restricted Stock Units credited pursuant to the foregoing provisions of this Section 4(b) will be subject to the same vesting, payment, termination and other terms, conditions and restrictions as the original Performance-Based Restricted Stock Units to which they relate.  No crediting of Performance-Based Restricted Stock Units will be made pursuant to this Section 4(b) with respect to any Performance-Based Restricted Stock Units which, as of the related record date, have either been paid or have terminated.

5.         Restrictions on Transfer.  Prior to the time the Performance-Based Restricted Stock Units are vested and paid, neither the Performance-Based Restricted Stock Units comprising the Award nor any interest therein or amount payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, other than by will or the laws of descent and distribution.

6.         Timing and Manner of Payment of Performance-Based Restricted Stock Units.  Except as otherwise provided in the Grant Notice, the Performance-Based Restricted Stock Units subject to this Award Agreement shall be paid in an equivalent number of whole shares of Common Stock (with any fractional Performance-Based Restricted Stock Units credited in respect of the Performance-Based Restricted Stock Units that are paid initially rounded up to the nearest whole number of shares of Common Stock and subsequently rounded down to the nearest whole number of shares of Common Stock as necessary to arrive at the appropriate whole number of shares in the aggregate) promptly after becoming earned and vested (and in all events not later than the first March 15 following the year in which such Performance-Based Restricted Stock Units became earned and vested) in accordance with the terms hereof.  Each such payment of Performance-Based Restricted Stock Units shall be subject to the tax withholding

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provisions of Section 9 hereof and Section 8.5 of the Plan and subject to adjustment as provided in Section 7.1 of the Plan and shall be in complete satisfaction of such earned and vested Performance-Based Restricted Stock Units.  The Grantee or any other person entitled under the Plan to receive a payment of shares of Common Stock shall deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan.

7.         Effect of Termination of Employment or Services.  Except as otherwise provided in the Grant Notice, the Grantee’s Performance-Based Restricted Stock Units shall terminate to the extent such units have not become earned and vested upon the first date the Grantee is no longer employed by or providing services to the Corporation or one of its Subsidiaries, regardless of the reason for the termination of such employment or services, whether with or without cause, voluntarily or involuntarily.  If the Grantee is employed by a Subsidiary and that entity ceases to be a Subsidiary, such event shall be deemed to be a termination of employment of the Grantee for purposes of this Award Agreement, unless the Grantee otherwise continues to be employed by the Corporation or another of its Subsidiaries following such event.  If the Grantee is not an employee or director of the Corporation or a Subsidiary, the Administrator shall be the sole judge for purposes of this Award Agreement whether the Grantee continues to render services to the Corporation or a Subsidiary and the date, if any, upon which such services shall be deemed to have terminated.  The Corporation shall have no obligation as to any Performance-Based Restricted Stock Units that are terminated pursuant to the Grant Notice or this Section 7.

8.         Adjustments Upon Specified Events.  Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Administrator will make adjustments if appropriate in the number of Performance-Based Restricted Stock Units contemplated hereby and the number and kind of securities that may be issued in respect of the Award.

9.   Tax Withholding.  The Corporation shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Corporation or any of its affiliates may reasonably be obligated to withhold with respect to the grant, vesting, payment or other event with respect to the Performance-Based Restricted Stock Units.  Unless the Grantee has previously notified ETrade that the Grantee will pay the amount of any applicable federal, state, local or other tax law withholding taxes directly to the Company in cash, ETrade shall withhold a sufficient number of shares of Common Stock in connection with the vesting or payment of the Performance-Based Restricted Stock Units at the then fair market value of the Common Stock (determined either as of the date of such withholding or as of the immediately preceding trading day, as determined by the Corporation in its discretion) to satisfy any applicable withholding obligations that arise with respect to the vesting or payment of such Performance-Based Restricted Stock Units.  The Corporation has the right to withhold taxes without notice to the Grantee and shall remit to the Grantee the balance of any proceeds from withholding such shares in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations.  If, however, any withholding event occurs with respect to the Performance-Based Restricted Stock Units other than the vesting or payment of such units, or if the withholding obligations are not satisfied by either a cash payment from the Grantee or through the Corporation withholding shares as provided above in this Section 9, the Corporation shall be entitled to deduct from other compensation payable to the Grantee the amount of any such withholding obligations.

10.       Notices.  Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the Grantee’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be given only when received, but if the Grantee is no longer an employee of the Corporation or one of its Subsidiaries, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed

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as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

11.       Plan.  The Award and all rights of the Grantee under this Award Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference.  The Grantee agrees to be bound by the terms of the Plan and of this Award Agreement.  The Grantee acknowledges reading and understanding the Plan, the prospectus for the Plan, and this Award Agreement.  Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

12. Entire Agreement.  This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Award Agreement may be amended pursuant to Section 8.6 of the Plan.  Such amendment to this Award Agreement must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13.       Counterparts.  This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.       Section Headings.  The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15.       Governing Law.  This Award Agreement and the rights of the parties hereunder with respect to the Award shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

16.       Clawback Policy.  The Performance-Based Restricted Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Performance-Based Restricted Stock Units or any shares of Common Stock or other cash or property received with respect to the Performance-Based Restricted Stock Units (including any value received from a disposition of the shares acquired upon payment of the Performance-Based Restricted Stock Units).

17.       Six-Month Delay.  Notwithstanding any provision of these Terms to the contrary, if the Grantee is a “specified employee” as defined in Section 409A of the Code, the Grantee shall not be entitled to any payment with respect to the Award in connection with the Grantee’s “separation from service” (as that term is used for purposes of Section 409A of the Code) until the earlier of (a) the date which is six (6) months after the Grantee’s separation from service for any reason other than the Grantee’s death, or (b) the date of the Grantee’s death.  Any amounts otherwise payable to the Grantee following the Grantee’s separation from service that are not so paid by reason of this Section 17 shall be paid as soon as practicable for the Corporation (and in all events within thirty (30) days) after the date that is six (6) months after the Grantee’s separation from service (or, if earlier, the date of the Grantee’s death).  The provisions of this Section 17 shall only apply if, and to the extent, required to comply with Section 409A of the Code.

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18.       Construction.  It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code.  This Award Agreement shall be construed and interpreted consistent with that intent.

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